UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2010   (February 5, 2010)

Cardtronics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (832) 308-4000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 8, 2010, Cardtronics, Inc. issued a press release announcing the appointment of a new independent director to serve on its Board of Directors (the "Board"). The new director, Mr. G. Patrick Phillips, was elected to the Board effective February 5, 2010. In addition to his election to Cardtronics' Board, Mr. Phillips was also appointed by the Board to serve as a member of the company's Audit Committee and its Nominating & Governance Committee. There is no material relationship or transaction between Mr. Phillips and Cardtronics or any of Cardtronics' directors, executive officers, or major security holders, or the immediate family members of any such person. In addition, there is no family relationship between Mr. Phillips and any director or executive officer of Cardtronics. Finally, there is no arrangement or understanding between Mr. Phillips and any other persons or entities pursuant to which Mr. Phillips was appointed as a director. A copy of the press release dated February 8, 2010 announcing Mr. Phillip's election and providing a brief summary of his educational and professional background is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Additionally, on February 1, 2010, Fred R. Lummis resigned as the company's interim Chief Executive Officer ("CEO") as a result of Steven A. Rathgaber assuming the position of the company's CEO effective that same date (as was previously disclosed in the Current Report on Form 8-K filed by the company on December 21, 2009). While serving as interim CEO, Mr. Lummis was not considered to be an "independent" director of the Company, pursuant the Nasdaq Market Place rules. Accordingly, during his tenure as interim CEO, Mr. Lummis resigned from the company's Compensation Committee and Nominating & Governance Committee. As a result of Mr. Rathgaber's assumption of the role of CEO on February 1, the Board has re-appointed Mr. Lummis as a member of the Compensation Committee.

Item 8.01. Other Events.

On February 5, 2010, the Cardtronics Board members unanimously voted to modify the size of the company's Board by one seat, increasing the size from seven to eight members. A copy of the press release dated February 8, 2010 announcing this size modification is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

99.1    Press release dated February 8, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics Inc. (Registrant)
February 8, 2010 (Date)	/s/ J. CHRIS BREWSTER J. Chris Brewster Chief Financial Officer